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                                                                    EXHIBIT 16.1

March 6, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read the comments under the caption "Changes in Independent Auditors" included on page 74 of this Form S-1 of Tellium, Inc. and are in agreement with the statements contained in the second paragraph therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                                  /s/ Ernst & Young LLP